Exhibit (c) (7)

PRIVATE AND CONFIDENTIAL MARCH 27, 2013

Project Care

Board Discussion Materials

PRIVATE AND CONFIDENTIAL

This presentation has been prepared for the Special Committee (the “Special Committee”) of the Board of Directors (the “Board of Directors”) and the Board of Directors of American Greetings Corporation (the “Company”) by Peter J. Solomon Company, L.P. (“PJSC”) from materials and information supplied (whether orally or in writing) by or on behalf of the Company and from publicly available information. We have relied upon the accuracy and completeness of the foregoing information and have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of the Company. This presentation is for discussion purposes only and is incomplete without reference to, and should be viewed only in conjunction with, the oral briefing provided by PJSC.

This presentation includes certain statements, estimates and projections provided by the Company with respect to anticipated future performance of the Company. We have assumed such statements, estimates and projections have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of the Company as to the future financial performance of the Company. Such statements, estimates and projections contain or are based on significant assumptions and subjective judgments made by the Company’s management. These assumptions and judgments may or may not be correct, and there can be no assurance that any projected results are attainable or will be realized. PJSC has not attempted to verify any such statements, estimates and projections, and as such PJSC makes no representation or warranty as to, and assumes no responsibility for, their accuracy or completeness and for the effect which any such inaccuracy or incompleteness may have on the results or judgments contained in this presentation.

Except where otherwise indicated, this analysis speaks only as of the date hereof. Under no circumstances should the delivery of this document imply that the analysis would be the same if made as of any other date. Actual results may vary from the estimates and projections contained herein and such variations may be material.

THIS PRESENTATION HAS BEEN DELIVERED FOR THE INFORMATION AND ASSISTANCE OF THE SPECIAL COMMITTEE AND THE BOARD OF DIRECTORS IN ITS CAPACITY AS SUCH. IT IS NOT INTENDED TO BE USED OR RELIED UPON, AND SHOULD NOT BE USED OR RELIED UPON, BY ANY OTHER PERSON.

THIS PRESENTATION IS CONFIDENTIAL AND SHOULD NOT, WITHOUT PRIOR WRITTEN CONSENT OF PJSC, BE COPIED OR MADE AVAILABLE TO ANY PERSON OTHER THAN THE SPECIAL COMMITTEE OR THE BOARD OF DIRECTORS PRIOR TO SUCH TIME, IF ANY, AS IT MAY BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

PJSC SHALL NOT HAVE LIABILITY, WHETHER DIRECT OR INDIRECT, IN CONTRACT OR TORT OR OTHERWISE, TO ANY PERSON IN CONNECTION WITH THIS PRESENTATION.

PRIVATE AND CONFIDENTIAL

Table of Contents

Section

I Summary Transaction Overview 3 II Summary Financial Performance 6 III Summary Stock Price Performance 16 IV Summary Valuation Analysis 20

Appendix

A Supplemental Information 35

PRIVATE AND CONFIDENTIAL

Summary Transaction Overview

PRIVATE AND CONFIDENTIAL

Summary Transaction Overview

??The Weiss Family has offered to acquire the remaining shares of Care that it does not own for $[] per share; the Weiss

Family’s initial offer price was $17.18 (the “Initial Offer”), made on 9/25/12 and its revised offer price was $17.50 per share (the “Revised Offer”) made on 1/17/13

??The Weiss Family has stated that it has no intention to sell any of its interest in the Company, for which it has discretion, or vote in favor of any alternative sale, merger or similar transaction involving the Company

(Amounts in Millions, Except Per Share Data) Cash Purchase Price Per Share

Illustrative Share Prices $17.50 $17.75 $18.00 $18.25 $18.50 $18.75

Premium / Discount to: Price Date

Closing Stock Price: $16.24 (03/25/13) 7.8% 9.3% 10.8% 12.4% 13.9% 15.5% Unaffected Share Price Prior to Initial Offer(a): 14.34 (09/25/12) 22.0% 23.8% 25.5% 27.3% 29.0% 30.8% 30 Calendar Days Prior to Initial Offer: 14.25 (08/27/12) 22.8% 24.6% 26.3% 28.1% 29.8% 31.6% 52-Week Low Prior to Initial Offer: 12.50 (01/04/12) 40.0% 42.0% 44.0% 46.0% 48.0% 50.0% 52-Week High Prior to Initial Offer: 19.50 (09/27/11) (10.3%) (9.0%) (7.7%) (6.4%) (5.1%) (3.8%) Diluted Share Count (b) 34.2 34.2 34.2 34.2 34.2 34.2 Implied Equity Value $598.0 $606.6 $615.2 $623.8 $632.5 $641.2 Plus: Debt (c) 286.4 286.4 286.4 286.4 286.4 286.4 Less: Cash (c) (86.1) (86.1) (86.1) (86.1) (86.1) (86.1) Implied Enterprise Value $798.3 $806.9 $815.5 $824.1 $832.8 $841.5

Implied Enterprise Value as a Multiple of:

Adjusted EBITDA FY13E (d) $201.0 4.0 x 4.0 x 4.1 x 4.1 x 4.1 x 4.2 x FY14E (e) 208.5 3.8 3.9 3.9 4.0 4.0 4.0

(a) Represents closing price as of 9/25/12, unaffected for announcement of offer of $17.18 per share, which was made after the market close.

(b) Assumes diluted share count including restricted stock units and performance shares and treasury stock method for options exercisable. Includes restricted stock units anticipated to be awarded in May 2013, per Management guidance.

(c)	Source: Preliminary debt and cash for FY2013 (2/28/13), per Management on 3/25/13.

(d) Source: Management Treasury Model dated 11/30/12, with certain adjustments based on Management guidance. (e) Source: Management Treasury Model dated 11/30/12.

PRIVATE AND CONFIDENTIAL

Summary of Selected Transaction Terms

Form of Transaction • Merger of Merger Sub, a direct wholly owned subsidiary of Parent, with and into Care with Care surviving the Merger as a

Structure & wholly owned subsidiary of Parent

Consideration • $[] per share in cash

Weiss Family Rollover • Certain Weiss Family shareholders will contribute (or “rollover”) their shares in Care to Parent in connection with the Merger

Guaranty and Voting • Certain members of the Weiss Family will enter into a guaranty and voting agreement in favor of Care Agreement • Guaranty capped at $[ ] million

Merger Agreement • Sullivan & Cromwell has provided a separate summary of the material terms of the Merger Agreement

Financing Sources (a) • $225mm rollover of existing Senior Notes • $14mm in cash from the balance sheet

• Plus committed financing and available credit facilities

• $200mm New Revolving Credit Facility (undrawn at close)

• $400mm Term Loan B

• $240mm New HoldCo Preferred Equity (potential to issue up to $255mm) • $40mm Weiss Family Rollover Equity

(a)	Source: Management. Preliminary sources of funds as of 3/26/13.

PRIVATE AND CONFIDENTIAL

Summary Financial Performance

PRIVATE AND CONFIDENTIAL

Historical Financials

(Amounts in Millions, Except Per Share Data)

	Fiscal Year Ended February 28,				LTM	FY09-FY12	FY10-FY12
	2009	2010	2011	2012	Nov-12	CAGR	CAGR
Total Revenue	**$1,690.7**	**$1,640.9**	**$1,597.9**	**$1,695.1**	**$1,750.0**	0.1%	1.0%
Cost of Goods Sold	810.0	713.1	682.4	741.6	775.6		
Gross Profit	880.8	949.5	915.5	953.5	974.4	2.7%	0.2%
EBIT	(253.2)	139.1	174.7	149.6	48.7		
Net Income	(227.8)	81.6	87.0	57.2	(7.9)		
Diluted Earnings Per Share	($4.89)	$2.03	$2.11	$1.42	($0.23)		
EBIT	($253.2)	$139.1	$174.7	$149.6	$48.7		
Goodwill Impairment	290.2	--	0.3	27.2	27.2		
Transaction Adjustments	--	24.0	9.6	2.4	34.4		
SBT and Other	(0.2)	25.5	5.7	2.3	21.4		
Adjusted EBIT	36.8	188.6	190.3	181.4	131.6	70.2%	(1.9%)
D&A	50.0	45.2	41.0	43.7	46.8		
Adjusted EBITDA	$86.8	$233.8	$231.4	$225.1	$178.4	37.4%	(1.9%)
Margins							
Gross Margin	52.1 %	57.9 %	57.3 %	56.2 %	55.7 %		
Adjusted EBITDA	5.1	14.2	14.5	13.3	10.2		
Adjusted EBIT	2.2	11.5	11.9	10.7	7.5		
Growth Rates							
Total Revenue	(4.8) %	(3.0) %	(2.6) %	6.1 %	4.9 %		
Adjusted EBIT	(75.7)	412.9	0.9	(4.7)	(18.1)		
Adjusted EBITDA	(56.6)	169.4	(1.0)	(2.7)	(12.8)		
Diluted Earnings Per Share	NM	NM	3.9	(32.7)	NM		
Summary Balance Sheet and Cash Flow Data							
Cash	$60.2	$137.9	$215.8	$132.4	$63.3		
Total Debt	390.2	329.7	232.7	225.2	356.8		
Net Debt	330.0	191.8	16.9	92.7	293.5		
Depreciation and Amortization	50.0	45.2	41.0	43.7	46.8		
Capital Expenditures	(55.7)	(26.6)	(36.3)	(70.9)	(109.4)		
Free Cash Flow (a)	17.3	170.9	143.5	45.6	70.1		
Summary Leverage Statistics							
Total Debt / Adj. EBITDA	4.5 x	1.4 x	1.0 x	1.0 x	2.0 x		
Net Debt / Adj. EBITDA	3.8	0.8	0.1	0.4	1.6		
(Adj. EBITDA - Cap Ex) / Int. Expense	1.6	8.4	7.9	7.2	4.0		

Source: Company's Forms 10-K for the fiscal years ended 2/28/09, 2/28/10, 2/28/11 and 2/29/12, and Form 10-Q for the period ended 11/23/12, with certain adjustments for FY2010-FY2012 and LTM for period ended 11/23/12, including certain reclassifications of Depreciation and Amortization for FY2012 and LTM for period ended 11/23/12, based on Management guidance.
CAGR = Compounded Annual Growth Rate.
(a) Defined as Cash Flow from Operations less Capital Expenditures.

PETER J SOLOMON COMPANY 7

PRIVATE AND CONFIDENTIAL

NAGCD Historical Financial Trends

??NAGCD comprised approximately 68% of Care’s total revenue in FY2009 and is estimated to comprise approximately 67% of Care’s total projected revenue in FY2013

(Amounts in Millions)

Historical and Projected NAGCD Revenue

Historical and Projected NAGCD Operating Income and Margin (a)

Source: Care Management.

(a) Adjusted to normalize for the Company’s North American goodwill impairment in FY2009 ($47.9mm addback) and FY2012 ($21.3mm addback) and the sale of Amscan Party Goods in FY2010 (net reduction of $18.4mm) .

PRIVATE AND CONFIDENTIAL

Evolution of Selected Key Metrics

LTM FY 2013E (a)

Treasury Model (As Presented At Special Committee Treasury As of Meetings on Dates Below) Model as of

8/24/12 (b) 11/23/12 (b) 12/28/12 (c) 1/31/13 (d) 10/26/12 11/19/12 12/07/12 01/27/13 3/25/13 (e) Total Revenue $1,708.2 $1,750.0 NA NA $1,830.2 $1,840.6 $1,840.6 $1,840.6 $1,840.6 EBITDA 192.4 178.4 NA NA 182.8 183.5 196.1 195.6 201.0

Debt $280.2 $356.8 $365.2 $300.2 $245.2 $245.2 $245.2 $245.2 $286.4 Cash (61.7) (63.3) (61.6) (97.8) (62.1) (61.9) (39.3) (39.3) (86.1) Net Debt 218.4 293.5 303.6 202.4 183.1 183.3 205.8 205.8 200.3

(a) Source: Management Treasury Model dated 11/30/12, with certain adjustments to FY2013E EBITDA based on Management guidance.

(b) Source: Company’s Form 10-Q for the periods ended 8/24/12 and 11/23/12, with certain adjustments to EBITDA, including certain reclassifications of Depreciation and Amortization, based on Management guidance for the 8/24/12 and 11/23/12 LTM periods.

(c) Source: Debt and cash per Management’s December FY2013 balance sheet. (d) Source: Debt and cash per Management’s January FY2013 balance sheet.

(e) Source: 3/25/13 cash and debt balances represent preliminary debt and cash for FY2013 (2/28/13), per Management on 3/25/13.

PRIVATE AND CONFIDENTIAL

Schedule of Adjustments

(Amounts in Millions)

	Fiscal Year Ended February 28, 2010	2011	2012	LTM Nov-12	FYE 2/28, 2013	
Operating Income	$139.1	$174.7	$149.6	$48.7	$79.8	
Depreciation & Amortization	45.2	41.0	43.7	46.8	45.5	
Unadjusted EBITDA	**$184.3**	**$215.8**	**$193.2**	**$95.4**	**$125.3**	
Charges Associated With Clinton Cards	--	--	--	34.5	35.2	Impairments, debt expense and fees
Party Goods Transaction	(18.4)	--	--	--	--	Gain on sale
Mexico Shutdown	18.2	--	--	--	--	Closing of Carlton Mexico
Retail Disposition	29.2	--	--	--	--	Sales of stores to Schurman
RPG Transaction Costs	--	10.3	--	--	--	Fees associated with purchase of RPG
Lawsuit	24.0	--	--	--	--	Settlement of a RPG lawsuit
Goodwill and Other Intangibles Impairment	--	0.3	27.2	27.2	--	Related to NAGCD, UK and Interactive
Gain from Sale of Intellectual Property	--	--	(4.5)	--	--	Sold certain minor character properties
Gain from Liquidation of Business in France	(3.3)	--	--	--	--	Currency translation adjustment from sale
Loss on Sale of WHQ	--	--	--	--	21.4	Estimated loss on sale of WHQ
One Time Legal Costs	--	--	--	10.5	6.0	Reversal of accrual for certain legal expenses
Voluntary Compliance Program	--	--	--	--	0.9	Related to prior years' underexpensing catch up
Webshots	(1.7)	(0.7)	2.4	(0.1)	(2.3)	Pro forma adjustment for sale of Webshots
Properties Licensing Termination Expense	--	--	--	2.1	2.1	Termination of Certain Agency Agreements
Proposed Going Private Transaction Costs	--	--	--	2.0	3.2	Current process costs
Scan-Based Trading	1.5	5.7	6.8	6.8	9.2	Impact of scan-based trading conversions
Total Adjustment	$49.5	$15.6	$31.9	$83.0	$75.7	
Adjusted EBITDA	**$233.8**	**$231.4**	**$225.1**	**$178.4**	**$201.0**	
Adjusted EBIT	**188.6**	**190.3**	**181.4**	**131.6**	**155.5**	
Total Adjustments as a % of Unadjusted EBITDA	**26.9%**	**7.2%**	**16.5%**	**86.9%**	**60.4%**	

Source: Company's Forms 10-K for the fiscal years ended 2/28/10, 2/28/11, and 2/29/12, and Company's Form 10-Q for LTM period ended 11/23/12, with certain adjustments, including certain reclassifications of Depreciation and Amortization for FY2012 and LTM for period ended 11/23/12, based on Management guidance; FY2013E based on Management Treasury Model dated 11/30/12, with certain adjustments based on Management guidance.

PETER J SOLOMON COMPANY 10

PRIVATE AND CONFIDENTIAL

Historical Adjusted EBITDA as Publicly Reported vs. Management

Unadjusted EBITDA /Adjusted EBITDA ($mm) as Publicly Reported and Management Adjusted EBITDA

Source: Company’s Forms 10-K for the fiscal years ended 2/28/09, 2/28/10, 2/28/11 and 2/29/12, and Company’s Form 10-Q for LTM period ended 11/23/12, including certain reclassifications of Depreciation and Amortization for fiscal year ended 2/29/12 and LTM period ended 11/23/12 based on Management guidance.

(a) Adjustment amounts per Company’s Forms 10-K and 8-K for the fiscal years ended 2/28/09, 2/28/10, 2/28/11 and 2/29/12, and Company’s Form 10-Q and 8-K for LTM period ended 11/23/12.

(b) Source: Company’s Forms 10-K for the fiscal years ended 2/28/09, 2/28/10, 2/28/11 and 2/29/12, and Form 10-Q for the period ended 11/23/12, with certain adjustments for FY2010-FY2012 and LTM for period ended 11/23/12, including certain reclassifications of Depreciation and Amortization for FY2012 and LTM for period ended 11/23/12, based on Management guidance.

(c) Source: Management Treasury Model dated 11/30/12, with certain adjustments to FY2013E EBITDA based on Management guidance.

PRIVATE AND CONFIDENTIAL

Evolution of Management Forecasts

Total Revenue

Total EBIT

Source: Company’s Form 10-K for fiscal year ended 2/29/12 and Care Management Strategic Plans.

(a) Latest estimate based on Management Treasury Model dated 11/30/12, with certain adjustments to FY2013E EBIT based on Management guidance.

PRIVATE AND CONFIDENTIAL

Care Consolidated Financial Snapshot

Total Revenue

Adjusted EBIT and EBITDA

Source: Company’s Forms 10-K for the fiscal years ended 2/29/08, 2/28/09, 2/28/10, 2/28/11 and 2/29/12, with certain adjustments, including certain reclassifications of Depreciation and Amortization for fiscal year ended 2/29/12, based on Management guidance. FY2013-FY2018 based on Management Treasury Model dated 11/30/12, with certain adjustments for FY2013E EBITDA based on Management guidance.

PRIVATE AND CONFIDENTIAL

Care Consolidated Financial Snapshot

Capital Expenditures

Free Cash Flow (a)

Source: Company’s Forms 10-K for the fiscal years ended 2/29/08, 2/28/09, 2/28/10, 2/28/11 and 2/29/12, and Management Treasury Model dated 11/30/12. (a) Defined as Cash Flow from Operations less Capital Expenditures.

PRIVATE AND CONFIDENTIAL

Summary Projected Financials

(Amounts in Millions, Except Per Share Data)

Projected Fiscal Year Ended February 28, FY13-FY18 2013E 2014E 2015E 2016E 2017P 2018P CAGR

Total Revenue $1,840.6 $1,935.1 $1,939.9 $1,944.8 $1,949.6 $1,954.5 1.2% Gross Profit 1,028.9 1,083.6 1,088.3 1,093.0 1,097.6 1,102.3 1.4%

Adjusted EBITDA 201.0 208.5 221.4 230.5 238.0 244.2 4.0% Adjusted EBIT 155.5 150.8 157.0 163.3 169.5 175.8 2.5%

Net Income (a) 37.3 83.4 87.8 91.4 95.4 99.4 21.7% Diluted Earnings Per Share (a) $1.10 $2.58 $2.67 $2.74 $2.81 $2.89 21.3%

Margins

Gross Profit 55.9% 56.0% 56.1% 56.2% 56.3% 56.4 % Adjusted EBITDA 10.9 10.8 11.4 11.9 12.2 12.5 Adjusted EBIT 8.4 7.8 8.1 8.4 8.7 9.0 Net Income as Reported 2.0 4.3 4.5 4.7 4.9 5.1

Growth Rates

Total Revenue 8.6% 5.1% 0.3% 0.3% 0.3% 0.2 % Adjusted EBITDA (10.7) 3.7 6.2 4.1 3.2 2.6 Adjusted EBIT (14.3) (3.0) 4.2 4.0 3.8 3.7 Diluted Earnings Per Share (22.4) 133.9 3.6 2.6 2.8 2.8

Summary Balance Sheet and Cash Flow Data

Cash $86.1 $53.7 $82.0 $243.4 $361.3 $482.9 Total Debt 286.4 288.2 301.2 345.2 345.2 345.2 Net Debt 200.3 234.4 219.2 101.8 (16.1) (137.7) Depreciation and Amortization 45.5 57.7 64.4 67.2 68.4 68.4 Capital Expenditures (127.8) (169.2) (139.1) (46.0) (46.0) (46.0) Free Cash Flow (b) 16.4 (9.5) 34.7 137.1 137.9 142.0

Leverage and Interest Coverage Ratios

Total Debt / Adj. EBITDA 1.4 x 1.4 x 1.4 x 1.5 x 1.5 x 1.4 x Net Debt / Adj. EBITDA 1.0 1.1 1.0 0.4 NM NM (Adj. EBITDA—CapEx) / Interest, Net 4.4 2.1 4.6 10.1 10.5 11.0

Source: Management Treasury Model dated 11/30/12, with certain adjustments for FY2013E based on Management guidance. FY2013 cash and debt balances are preliminary year end (2/28/13) amounts per Management on 3/25/13.

(a) 2013 net income and EPS unadjusted for non-recurring and extraordinary items; Management did not provide. (b) Defined as Cash Flow from Operations less Capital Expenditures.

PRIVATE AND CONFIDENTIAL

Summary Stock Price Performance

PRIVATE AND CONFIDENTIAL

Summary Stock Price Performance

Five years prior to Initial Offer of $17.18

Closing Stock Price Performance

Period Prior to

Initial Offer Median Mean 1-Year $14.93 $15.06 2-Year 18.40 18.49 3-Year 20.25 19.39 4-Year 18.02 16.88 5-Year 18.49 17.38

Source: Capital IQ as of 3/25/13.

PRIVATE AND CONFIDENTIAL

Summary Stock Price Performance

Two years prior to Initial Offer of $17.18

Closing Stock Price History $17.50 Revised Offer As Price Premium / (Discount) Closing Stock Price (a) $16.24 7.8% Unaffected Share Price Prior to Initial Offer(b) 14.34 22.0% 30 Calendar Days Prior to Initial Offer 14.25 22.8% 52-Week Low Prior to Initial Offer 12.50 40.0% 52-Week High Prior to Initial Offer 19.50 (10.3%)

Source: Capital IQ as of 3/25/13. (a) Closing Price on 3/25/13.

(b) Represents closing price as of 9/25/12, unaffected for announcement of Initial Offer, which was made after the market close.

PRIVATE AND CONFIDENTIAL

Summary of Trading Ranges

Shares traded at various prices

??97% of shares that traded over the one-year period prior to the 9/25/12 Initial Offer traded below the $17.50 Revised Offer

(Period ending September 25, 2012, except for “Since 9/25 Initial Offer of $17.18” chart)

2-Year 1-Year 180-Days

Avg. Daily Trading Vol. (000s) 409.3

Average Price: $18.49 Avg. Daily Trading Vol. (000s) 535.8 Avg. Daily Trading Vol. (000s) 475.3 Average Price: $15.06 Average Price: $14.43

90-Days 30-Days

Avg. Daily Trading Vol. (000s) 361.5 Avg. Daily Trading Vol. (000s) 328.0 Average Price: $14.15 Average Price: $15.08

4

Since 9/25 Initial Offer (122 Days)

Avg. Daily Trading Vol. (000s) 340.1 Average Price: $16.70 Total # of Shares Traded (mm) 41.5 % of Total Shares 122.4%

14 % of Public Float 136.4%

Source: Capital IQ as of 3/25/13.

PRIVATE AND CONFIDENTIAL

Summary Valuation Analysis

PRIVATE AND CONFIDENTIAL

Summary Valuation Analysis

(a)	Includes present value of future quarterly dividend payments of $0.15 per share.

PRIVATE AND CONFIDENTIAL

Implied Share Price at Various Premia

Illustrative Premium Benchmarked to 9/25/12—Date of Initial Offer

30-Day Prior 1-Day Prior 30-Day Average 60-Day Average 90-Day Average 180-Day Average 1-Year Average $14.25 $14.34 (a) $15.08 $14.42 $14.15 $14.43 $15.06 $17.50 22.8% 22.0% 16.0% 21.4% 23.7% 21.3% 16.2% 17.75 24.6% 23.8% 17.7% 23.1% 25.4% 23.0% 17.9% Price 18.00 26.3% 25.5% 19.4% 24.8% 27.2% 24.7% 19.5% e har 18.25 28.1% 27.3% 21.0% 26.6% 29.0% 26.5% 21.2% S 18.50 29.8% 29.0% 22.7% 28.3% 30.7% 28.2% 22.8% 18.75 31.6% 30.8% 24.3% 30.0% 32.5% 29.9% 24.5%

Illustrative Share Prices Benchmarked to 9/25/12—Date of Initial Offer

30-Day Prior 1-Day Prior 30-Day Average 60-Day Average 90-Day Average 180-Day Average 1-Year Average $14.25 $14.34 (a) $15.08 $14.42 $14.15 $14.43 $15.06 10% $15.68 $15.77 $16.59 $15.86 $15.57 $15.87 $16.57 Premium 20% 17.10 17.21 18.10 17.30 16.98 17.32 18.07 30% 18.53 18.64 19.60 18.75 18.40 18.76 19.58 40% 19.95 20.08 21.11 20.19 19.81 20.20 21.08 50% 21.38 21.51 22.62 21.63 21.23 21.65 22.59

Source: Capital IQ.

Note: Historical stock prices represent market close values based on calendar days.

(a) Represents closing price as of 9/25/12, unaffected for announcement of Initial Offer, which was made after the market close.

PRIVATE AND CONFIDENTIAL

Care Historical EV / LTM EBITDA

From 2 years prior to offer

Calendar Days

Prior to Initial Offer Mean Median 30 Days 3.2 x 3.2 x 60 Days 3.1 x 3.1 x 90 Days 3.1 x 3.1 x 6 Months 3.0 x 3.0 x 12 Months 3.1 x 3.1 x 18 Months 3.4 x 3.3 x 24 Months 3.5 x 3.5 x

LTM EBITDA decreased 7% from Q2 to Q3

Source: Capital IQ. Capital IQ calculation of enterprise value does not include restricted stock units or performance shares and may have different adjustments for EBITDA than those used in other analyses in this presentation. Data as of 3/25/13.

(a) Current multiple assumes LTM EBITDA of $178.4mm and net debt of $293.5mm for the period ended 11/23/12 based on Company’s Form 10-Q dated 1/2/13, with certain adjustments to LTM EBITDA, including certain reclassifications of Depreciation and Amortization for LTM period ended 11/23/12, based on Management guidance. Current multiple calculated using diluted share count including restricted stock units and performance shares and treasury stock method of options exercisable. Includes restricted stock units anticipated to be awarded in May 2013, per Management guidance.

PRIVATE AND CONFIDENTIAL

Valuation Matrix

(Amounts in Millions, except per share data)

				LTM (11/23/12) Net Debt of $293.5M [f]			FY2013 Net Debt of $200.3M [g]			
	% Premium to Unaffected			EV / LTM Adj. EBITDA			EV / FY2013E Adj. EBITDA			EV / FY2014E Adj. EBITDA
Share Price	Stock Price on 9/25/12	Market Cap (h)	Enterprise Value	"Public" $157 (i)	Management $178 (j)	Enterprise Value	Management $201 (k)	"Bank" $211 (l)		$208 (m)
$10.00	(30.3%)	$340	$634	4.0 x	3.6 x	$540	2.7 x	2.6 x		2.6 x
11.00	(23.3%)	375	668	4.3 x	3.7 x	575	2.9 x	2.7 x		2.8 x
12.00	(16.3%)	409	702	4.5 x	3.9 x	609	3.0 x	2.9 x		2.9 x
13.00	(9.3%)	443	737	4.7 x	4.1 x	644	3.2 x	3.1 x		3.1 x
14.34 (a)	--	489	783	5.0 x	4.4 x	690	3.4 x	3.3 x		3.3 x
15.00	4.6%	512	806	5.1 x	4.5 x	712	3.5 x	3.4 x		3.4 x
16.00	11.6%	546	840	5.4 x	4.7 x	747	3.7 x	3.5 x		3.6 x
16.24 (b)	13.2%	555	848	5.4 x	4.8 x	755	3.8 x	3.6 x		3.6 x
17.18 (c)	19.8%	587	881	5.6 x	4.9 x	787	3.9 x	3.7 x		3.8 x
17.50 (d)	22.0%	598	892	5.7 x	5.0 x	798	4.0 x	3.8 x		3.8 x
17.75	23.8%	607	900	5.7 x	5.0 x	807	4.0 x	3.8 x		3.9 x
18.00	25.5%	615	909	5.8 x	5.1 x	815	4.1 x	3.9 x		3.9 x
18.25	27.3%	624	917	5.8 x	5.1 x	824	4.1 x	3.9 x		4.0 x
18.50	29.0%	633	926	5.9 x	5.2 x	833	4.1 x	4.0 x		4.0 x
18.75 (e)	30.8%	641	935	6.0 x	5.2 x	842	4.2 x	4.0 x		4.0 x
19.00	32.5%	650	943	6.0 x	5.3 x	850	4.2 x	4.0 x		4.1 x
20.00	39.5%	685	978	6.2 x	5.5 x	885	4.4 x	4.2 x		4.2 x

(a) Unaffected closing stock price on 9/25/12.
(b) Closing stock price on 3/25/13.
(c) Initial Offer on 9/25/12.
(d) Revised Offer on 1/17/13.
(e) Value communicated by Special Committee on 1/30/13.
(f) Net debt of $293.5mm represents total debt of $356.8mm less cash of $63.3mm as of 11/23/12.
(g) Net debt of $200.3mm represents total debt of $286.4mm less cash of $86.1mm as of 2/28/13. Represents preliminary FY2013 year end cash and debt balances per Management on 3/25/13.
(h) Assumes diluted share count including restricted stock units and performance shares and treasury stock method for options exercisable. Includes restricted stock units anticipated to be awarded in May 2013, per Management guidance.
(i) Source: Based on Company's Form 10-Q dated 1/2/13 for period ended 11/23/12, with adjustments for publicly disclosed extraordinary and non-recurring items included.
(j) Source: Based on Company's Form 10-Q dated 1/2/13 for period ended 11/23/12, with certain adjustments based on Management guidance.
(k) Source: Based on Management Treasury Model dated 11/30/12, with certain adjustments for FY2013E EBITDA based on Management guidance.
(l) Source: Management preliminary sources of funds as of 3/26/13.
(m) Source: Management Treasury Model dated 11/30/12.

PETER J SOLOMON COMPANY 24

PRIVATE AND CONFIDENTIAL

Select Public Company Analysis

Enterprise Value / EBITDA


EV / LTM EBITDA
EV / CY12 EBITDA
Core Business Comps
Social Expression
Print Media
Other Related Sector
Directories
LTM Median: 4.0x
CY12 Median: 4.0x
LTM Median: 4.2x
CY12 Median: 4.2x
LTM Median: 3.8x
CY12 Median: 3.8x
10.0 x
8.0 x
6.0 x
4.0 x
2.0 x
--
Care
3.7 x
3.6 x
4.2 x
3.8 x
4.8 x
3.2 x
4.4 x
4.2 x
4.0 x
5.0 x
3.8 x
2.0 x
Unaffected Multiple (a)
Current Multiple (b)
CSS Industries
Blyth
QuadGraphics
R.R. Donnelley & Sons
Scholastic
PagesJaunes
Eniro AB
Yellow Media
Other Related Business Segments
Selected E-Commerce (c)
Licensing
Selected Low-Growth Retail
LTM Median: 6.8x
CY12 Median: 6.8x
LTM Median: 9.6x
CY12 Median: 9.3x
LTM Median: 3.8x
CY12 Median: 3.7x
15.0 x
10.0 x
5.0 x
--
Care
3.7 x
3.6 x
4.2 x
3.8 x
10.3 x
6.8 x
3.7 x
11.1 x
9.6 x
NA
7.6 x
5.2 x
5.9 x
3.9 x
3.7 x
3.5 x
3.4 x
Unaffected Multiple (a)
Current Multiple (b)
Shutterfly
1-800 Flowers.com
CafePress
Iconix
Cherokee
Meredith
Barnes & Noble (d)
hhgregg
Best Buy
GameStop

Source: Companies' stock price and public filings as of 3/25/13 for companies that have already reported for LTM and CY12 (CSS Industries, Blyth, Scholastic, QuadGraphics, R.R. Donnelley & Sons, PagesJaunes, EniroAB, Yellow Media, Shutterfly, 1-800 Flowers.com, CafePress, Iconix, Meredith, hhgregg, Best Buy). Projected CY12 EBITDA for companies that have not yet reported (Barnes & Noble, GameStop) per ThomsonReuter's median estimate of Wall Street analysts as of 3/25/13.

(a) Unaffected Multiple calculated using Care's share price of $14.34 as of 9/25/12 and net debt as of 8/24/12 of $218.4mm. Pre-Initial Offer LTM EBITDA of $192.4mm as of 8/24/12 based on Company's Form 10-Q dated 10/3/12 for period ended 8/24/12, with certain adjustments based on Management guidance. FY2013E EBITDA of $201.0mm based on Management Treasury Model dated 11/30/12, with certain adjustments based on Management guidance. Diluted share count as of 7/2/12.

(b) Current Multiple calculated using Care's share price of $16.24 as of 3/25/13 and preliminary net debt of $200.3mm for FY2013 (2/28/13), per Management on 3/25/13. LTM EBITDA of $178.4mm as of 11/23/12 based on Form 10-Q dated 1/2/13, with certain adjustments based on Management guidance. FY2013E EBITDA of $201.0mm based on Management Treasury Model dated 11/30/12, with certain adjustments based on Management guidance. Current Multiple calculated using diluted share count including restricted stock units and performance shares and treasury stock method of options exercisable. Includes restricted stock units anticipated to be awarded in May 2013, per Management guidance.

(c) LTM and CY12 EBITDA for Selected E-Commerce companies excludes stock-based compensation expense as guided by Wall Street research and public filings.

(d) Barnes & Noble multiple as of 2/22/13, prior to announcement of potential sale of Retail Business.

PETER J SOLOMON COMPANY 25

PRIVATE AND CONFIDENTIAL

Select Public Company Multiples

(Amounts in Millions, Except Per Share Data)

Implied Per Share Valuation Implied Implied Implied Per Value Including 25% Multiples Enterprise Value Equity Value (d) Per Share Value (e) Control Premium (f)

Care LTM Revenue (a) $1,750.0 20.0%—40.0% $350.0—$700.0 $149.7—$499.7 $4.41—$14.64 $5.52—$18.30 Care FY2013E Revenue (b) 1,840.6 20.0%—40.0% 368.1—736.2 167.8—535.9 4.95—15.70 6.18—19.62

Care LTM EBITDA (a) $178.4 3.3 x—4.3 x $579.7—$758.1 $379.4—$557.8 $11.14—$16.33 $13.93—$20.41 Care FY2013E EBITDA (b) 201.0 3.3 x—4.3 x 653.2—854.2 452.9—653.9 13.28—19.12 16.60—23.89

Care LTM EBIT (a) $131.6 4.0 x—7.0 x $526.5—$921.3 $326.1—$721.0 $9.59—$21.04 $11.99—$26.30 Care FY2013E EBIT (b) 155.5 4.0 x—7.0 x 622.0—1,088.4 421.6—888.1 12.37—25.70 15.46—32.12

Care LTM EPS (a) (c) NA 6.5 x—13.0 x #VALUE!—#VALUE! #VALUE!—#VALUE! #VALUE!—#VALUE! #VALUE!—#VALUE! Care FY2013 EPS (c) NA 8.0 x—12.0 x #VALUE!—#VALUE! #VALUE!—#VALUE! #VALUE!—#VALUE! #VALUE!—#VALUE! Care FY2014 EPS (b) $2.58 6.0 x—10.0 x $728.1—$1,091.0 $527.8—$890.7 $15.46—$25.77 $19.32—$32.21

(a) Source: Company’s Form 10-Q for period ended 11/23/12, with certain adjustments, including certain reclassifications of Depreciation and Amortization for LTM period ended 11/23/12, based on

Management guidance.

(b) Source: Management Treasury Model dated 11/30/12, with certain adjustments to FY2013E EBIT and EBITDA based on Management guidance. (c) Management did not provide LTM and FY2013E adjusted EPS.

(d) Calculated using net debt of $200.3mm, as of 2/28/13. Source: Preliminary balances for debt and cash for FY2013 (2/28/13) per Management on 3/25/13.

(e) Calculated using diluted share count including restricted stock units and performance shares and treasury stock method of options exercisable. Includes restricted stock units anticipated to be awarded in May 2013, per Management guidance.

(f) Control Premium is based on the median of premiums paid in selected announced all-cash mergers and acquisitions transactions in the last 6 years for deals between $500mm and $1bn; excludes financial services, insurance, real estate and healthcare companies. Source: Alacra.

PRIVATE AND CONFIDENTIAL

Select Precedent Transactions

(Amounts in Millions)

Enterprise Enterprise Value as a Multiple of LTM: Announced Acquirer Target Value Revenue EBITDA EBIT

Aug-12 Dex One Corporation SuperMedia (a) $1,477.8 98.8% 2.6 x 3.6 x May-12 Berkshire Hathaway MEG’s Newspaper Operations (b) 151.5 46.8 3.8 NA Mar-09 BCE, Inc. The Source (c) 104.8 21.0 5.0 8.4 Mar-09 Barnes & Noble Barnes & Noble College 514.0 28.6 4.5 NA Jul-05 Berkshire Partners National Vision 104.0 44.5 3.3 5.6 Jan-05 Movie Gallery Hollywood Entertainment Corporation 1,026.1 57.6 4.2 7.0

Median 45.7% 4.0 x 6.3 x Mean 49.5 3.9 6.2

Source: Public filings and company press releases. (a) Pending.

(b) All statistics are for MEG’s entire newspaper operations excluding EBITDA Multiple which does not include Tampa Group.

(c) Amounts converted from CAD to USD at an exchange ratio of 1.289 CAD per USD at the announcement of the transaction on March 2, 2009. Source: Bloomberg.

PRIVATE AND CONFIDENTIAL

Select Precedent Transaction Multiples

(Amounts in Millions, Except Per Share Data)

		Valuation Multiples			Implied Enterprise Value			Implied Equity Value (a)			Implied Per Share Value (b)		
Care FY2013 Revenue	$1,840.6	30.0%	-	60.0%	$552.2	-	$1,104.4	$351.9	-	$904.0	$10.34	-	$26.12
Care FY2013E EBITDA	$201.0	3.0 x	-	4.5 x	$603.0	-	$904.5	$402.7	-	$704.2	$11.82	-	$20.56
Care FY2013E EBIT	$155.5	4.5 x	-	6.5 x	$699.7	-	$1,010.7	$499.4	-	$810.4	$14.63	-	$23.57

Source: Management Treasury Model dated 11/30/12, with certain adjustments to FY2013E EBIT and EBITDA based on Management guidance.

(a) Calculated using net debt of $200.3mm, as of 2/28/13. Source: Preliminary balances for debt and cash for FY2013 (2/28/13) per Management on 3/25/13.

(b) Calculated using diluted share count including restricted stock units and performance shares and treasury stock method of options exercisable. Includes restricted stock units anticipated to be awarded in May 2013, per Management guidance.

PETER J SOLOMON COMPANY 28

PRIVATE AND CONFIDENTIAL

Future Stock Price Analysis

(Amounts in Millions, Except Per Share Data)

			Fiscal Year					
			2013E	2014E	2015E	2016E	2017E	2018E
Adjusted EBITDA (a)			$201.0	$208.5	$221.4	$230.5	$238.0	$244.2
% Growth			*(10.7%)*	*3.7%*	*6.2%*	*4.1%*	*3.2%*	*2.6%*
Net Debt (b)			200.3	234.4	219.2	101.8	(16.1)	(137.7)

	Adj. EBITDA Multiple		Stock Price at End of Fiscal Year (c)					
			2013E	2014E	2015E	2016E	2017E	2018E
Projected Stock Price at Illustrative EV/Adjusted EBITDA Multiples:	3.25	x	$13.37	$13.68	$15.22	$19.39	$23.30	$27.09
	3.50		14.86	15.29	16.90	21.11	25.05	28.86
	3.75		16.34	16.90	18.59	22.84	26.81	30.64
	4.00		17.82	18.51	20.27	24.57	28.56	32.42
	4.25		19.31	20.12	21.95	26.29	30.32	34.19

			Present Value at February 28, 2013					
Present Value of Stock Price Assuming 13.0% Cost of Equity:	3.25	x	$13.37	$12.11	$11.92	$13.44	$14.29	$14.70
	3.50		14.86	13.53	13.24	14.63	15.36	15.67
	3.75		16.34	14.96	14.55	15.83	16.44	16.63
	4.00		17.82	16.38	15.87	17.03	17.52	17.59
	4.25		19.31	17.80	17.19	18.22	18.59	18.56

			Present Value at February 28, 2013					
Total Shareholder Value Including Present Value of Stock Price and $0.15 per Share Quarterly Dividend, Assuming 13.0% Cost of Equity:	3.25	x	$13.37	$12.66	$12.96	$14.91	$16.14	$16.88
	3.50		14.86	14.09	14.28	16.10	17.21	17.85
	3.75		16.34	15.51	15.60	17.30	18.29	18.81
	4.00		17.82	16.93	16.92	18.50	19.37	19.77
	4.25		19.31	18.36	18.23	19.69	20.44	20.74

(a) Source: Management Treasury Model dated 11/30/12, with certain adjustments to FY2013E EBITDA based on Management guidance. Management Treasury Model dated 11/30/12 assumes quarterly dividend of $0.15 per share for the projected period.
(b) FY2013 net debt of $200.3mm represents total debt of $286.4mm less cash of $86.1mm as of 2/28/13. Represents preliminary FY2013 year end cash and debt balances per Management on 3/25/13.
(c) Share count based on diluted shares outstanding from Management Treasury Model dated 11/30/12.

PETER J SOLOMON COMPANY 29

PRIVATE AND CONFIDENTIAL

Sum of the Parts Analysis

(Amounts in Millions, Except Per Share Data)

Segment Performance (a)	FY13E EBITDA		Multiple Range Low	Multiple Range Mid	Multiple Range High	Enterprise Value Range Low	Enterprise Value Range Mid	Enterprise Value Range High
NAGCD	$199.3	(d)	3.25 x	3.75 x	4.25 x	$647.8	$747.4	$847.1
International (b)	21.1		3.25 x	3.75 x	4.25 x	68.4	79.0	89.5
Retail Operations (Clinton)	~10.0	(e)	3.25 x	3.75 x	4.25 x	32.5	37.5	42.5
AG Interactive	12.0		6.00 x	7.00 x	8.00 x	72.0	84.0	96.0
In-Store	6.5		3.25 x	3.75 x	4.25 x	21.1	24.3	27.6
Properties (c)	4.5		8.00 x	9.00 x	10.00 x	36.0	40.5	45.0
Subtotal Pre-Unallocated Overhead	253.4		3.46 x	4.00 x	4.53 x	877.8	1,012.7	1,147.6
Unallocated Overhead	(55.4)		3.46 x	4.00 x	4.53 x	(191.9)	(221.4)	(250.9)

	Low	Mid	High
Sum of the Parts Total Value	$685.9	$791.4	$896.8
Implied EV / FY2013E EBITDA ($201.0mm) Multiple	*3.4 x*	*3.9 x*	*4.5 x*
Less FY2013 Net Debt (f)	(200.3)	(200.3)	(200.3)
Implied Equity Value	489.0	595.0	700.9
Share Price (g)	$14.33	$17.41	$20.47
Unaffected Share Price ($14.34) Premium	0.1%	(17.6%)	(29.9%)
9/25/12 Initial Offer ($17.18) Premium	19.9%	(1.3%)	(16.1%)
1/17/13 Revised Offer ($17.50) Premium	22.1%	0.5%	(14.5%)

(a) Based on Management guidance of segment performance provided on 2/21/13, other than for In-store and Properties which are based on Management Treasury Model dated 11/30/12.
(b) Also includes effect of foreign exchange.
(c) Normalized.
(d) NAGCD includes Cardstore financials. All Depreciation and Amortization allocated to NAGCD, except for In-store and Properties.
(e) Assumes full year net EBIT contribution of $10.0mm, per Management guidance on 1/23/13.
(f) FY2013 net debt of $200.3mm represents total debt of $286.4mm less cash of $86.1mm as of 2/28/13. Represents preliminary FY2013 year end cash and debt balances per Management on 3/25/13.
(g) Calculated using diluted share count including restricted stock units and performance shares and treasury stock method for options exercisable. Includes restricted stock units anticipated to be awarded in May 2013, per Management guidance.

PETER J SOLOMON COMPANY 30

PRIVATE AND CONFIDENTIAL

DCF Summary

Current Five-Year Treasury Model

Assumptions – 11/30/12 Management Treasury Model ??Five year projection period ??Discounted to 2/28/13 (using mid-year convention)

??Preliminary FY2013 (2/28/13) net debt of $200.3mm at 2/28/13, consisting of total debt of $286.4mm less cash of $86.1mm per Management on 3/25/13

Share Price (a)

Wtd. Avg. Cost of Capital $21.96 10.50% 11.50% 12.50% inal e ipl 3.0 x $17.70 $16.84 $16.01 erm t 3.5 x 19.84 18.89 17.98 Mul 4.0 x 21.96 20.92 19.93

T

Illustrative Sensitivity to DCF (a) (b)

5-Year

Incremental Cumulative Incremental Annual Revenue Growth in FY14—FY18

? EBIT Implied (5.00%) (2.50%) (1.25%) — 1.25% 2.50% 5.00%

Margin (c) Cost Out (4.75%) (2.25%) (1.00%) 0.25% 1.50% 2.75% 5.25% Illustrative implied Revenue (1.0%) ($97.2) $12.98 $14.59 $15.46 $16.37 $17.32 $18.32 $20.44 CAGR FY2014-FY2018 (0.5%) (48.6) 14.02 15.74 16.66 17.63 18.64 19.69 21.93

— — 15.07 16.89 17.87 18.89 19.95 21.06 23.40 0.5% 48.6 16.12 18.04 19.07 20.14 21.25 22.42 24.86 1.0% 97.2 17.16 19.18 20.26 21.38 22.55 23.75 26.25

(a) Calculated using diluted share count including restricted stock units and performance shares and treasury stock method of options exercisable. Includes restricted stock units anticipated to be awarded in May 2013, per Management guidance.

(b)	Assumes 11.50% discount rate and 3.5x terminal multiple. (c) Versus baseline Adjusted EBIT margin.

PRIVATE AND CONFIDENTIAL

Discounted Cash Flow Analysis

(Amounts in Millions, Except Per Share Data)

2/13/2013 8/13/2013 8/13/2014 8/13/2015 8/12/2016 8/12/2017

Projected Fiscal Year

2014E 2015E 2016E 2017P 2018P Total Revenue $1,935.1 $1,939.9 $1,944.8 $1,949.6 $1,954.5

% Growth 5.1% 0.3% 0.3% 0.3% 0.2%

EBITDA 208.5 221.4 230.5 238.0 244.2

% of Total Revenue 10.8% 11.4% 11.9% 12.2% 12.5%

EBIT 150.8 157.0 163.3 169.5 175.8

% of Total Revenue 7.8% 8.1% 8.4% 8.7% 9.0%

Taxes @ 37.0% (55.8) (58.1) (60.4) (62.7) (65.1) Tax-Adjusted EBIT 95.0 98.9 102.9 106.8 110.8 Depreciation & Amortization 57.7 64.4 67.2 68.4 68.4 Capital Expenditures (169.2) (139.1) (46.0) (46.0) (46.0) Change in Net Working Capital 18.6 21.7 24.5 20.2 20.1 Free Cash Flow — $2.1 $45.9 $148.6 $149.4 $153.3

Terminal Value / EBITDA Multiple 3.0 x 3.5 x 4.0 x

Discount Rate 10.5% 11.5% 12.5% 10.5% 11.5% 12.5% 10.5% 11.5% 12.5% Present Value of Free Cash Flow $360.6 $350.3 $340.4 $360.6 $350.3 $340.4 $360.6 $350.3 $340.4 Present Value of Terminal Value 444.8 425.2 406.6 518.9 496.0 474.4 593.0 566.9 542.1 Total Enterprise Value $805.3 $775.5 $747.0 $879.4 $846.3 $814.8 $953.6 $917.2 $882.6 Less: Net Debt (a) (200.3) (200.3) (200.3) (200.3) (200.3) (200.3) (200.3) (200.3) (200.3) Total Equity Value 605.0 575.1 546.7 679.1 646.0 614.5 753.2 716.9 682.2

Total Equity Value Per Share (b) $17.70 $16.84 $16.01 $19.84 $18.89 $17.98 $21.96 $20.92 $19.93

Source: Management Treasury Model dated 11/30/12.

Note: Values discounted to 2/28/13 (using mid-year convention).

(a)	Net debt represents preliminary FY2013 total debt less cash balances as of 2/28/13 per Management on 3/25/13.

(b) Calculated using diluted share count including restricted stock units and performance shares and treasury stock method of options exercisable. Includes restricted stock units anticipated to be awarded in May 2013, per Management guidance.

PRIVATE AND CONFIDENTIAL

Future Stock Price Analysis Based on Illustrative Levered Recap

- Assumes a $8.00 dividend is paid on 2/28/13[a], an incremental borrowing of $271 million dollars, resulting in 2.8x Debt / 2013E EBITDA
- At 3.1x total debt / FY2013 EBITDA leverage, the Company would be able to effect a $10 per share dividend
- Assumes no make-whole payment on existing 7.375% Senior Notes[b]
- Assumes suspension of regular $0.15 / quarter dividend

(Amounts in Millions, Except Per Share Data)

		Fiscal Year					
		2013E	2014E	2015E	2016E	2017E	2018E
Adjusted EBITDA (c)		$201.0	$208.5	$221.4	$230.5	$238.0	$244.2
% Growth		*(10.7%)*	*3.7%*	*6.2%*	*4.1%*	*3.2%*	*2.6%*
Net Debt		471.3	495.4	470.2	340.0	204.4	61.7
Total Debt / EBITDA		2.8 x	2.7 x	2.4 x	1.7 x	1.1 x	0.9 x
	Adj. EBITDA Multiple	Stock Price at End of Fiscal Year					
		2013E	2014E	2015E	2016E	2017E	2018E
Projected Stock Price at Illustrative EV/Adjusted EBITDA Multiples:	3.25 x	$5.37	$5.62	$7.59	$12.25	$16.79	$21.29
	3.50	6.86	7.23	9.27	13.98	18.54	23.07
	3.75	8.34	8.84	10.95	15.71	20.30	24.84
	4.00	9.82	10.45	12.64	17.43	22.06	26.62
	4.25	11.31	12.06	14.32	19.16	23.81	28.39
		Present Value at February 28, 2013					
Present Value of Stock Price Assuming 13.0% Cost of Equity:	3.25 x	$5.37	$4.98	$5.94	$8.49	$10.30	$11.56
	3.50	6.86	6.40	7.26	9.69	11.37	12.52
	3.75	8.34	7.83	8.58	10.89	12.45	13.48
	4.00	9.82	9.25	9.90	12.08	13.53	14.45
	4.25	11.31	10.67	11.21	13.28	14.60	15.41
		Present Value at February 28, 2013					
Total Shareholder Value Including Present Value of Stock Price and $8.00 Dividend, Assuming 13.0% Cost of Equity:	3.25 x	$13.37	$12.98	$13.94	$16.49	$18.30	$19.56
	3.50	14.86	14.40	15.26	17.69	19.37	20.52
	3.75	16.34	15.83	16.58	18.89	20.45	21.48
	4.00	17.82	17.25	17.90	20.08	21.53	22.45
	4.25	19.31	18.67	19.21	21.28	22.60	23.41

Source: Share count based on diluted shares outstanding from Management Treasury Model dated 11/30/12.
(a) Assumes $271mm of incremental leverage using Term Loan B at L + 450bps with 125bps floor (2.8x Total Debt / FY2013E EBITDA).
(b) Does not factor in potential consent fees or changes to interest rate.
(c) Source: EBITDA from Management Treasury Model dated 11/30/12, with certain adjustments for FY2013E EBITDA based on Management guidance.

PETER J SOLOMON COMPANY 33

PRIVATE AND CONFIDENTIAL

Pro Forma Effect of Special Dividend

(Amounts in Millions, Except Per Share Data)

Special Dividend Per Share	Total $ Distributed	Pro Forma Debt / EBITDA	EV / Adj. 2013E Multiple (a)					
			3.25 x	3.50 x	3.75 x	4.00 x	4.25 x	
			$13.37	$14.86	$16.34	$17.82	$19.31	← Proforma 2/28/13 Stock Price Plus Dividend
$2.00	$67.7	1.8 x	$385.2	$435.4	$485.7	$535.9	$586.2	← Mkt Cap Post Dividend
			$11.37	$12.86	$14.34	$15.82	$17.31	← Stock Price Post Dividend
$4.00	135.5	2.1 x	$317.5	$367.7	$417.9	$468.2	$518.4	
			$9.37	$10.86	$12.34	$13.82	$15.31	
$6.00	203.2	2.4 x	$249.7	$300.0	$350.2	$400.5	$450.7	
			$7.37	$8.86	$10.34	$11.82	$13.31	
$8.00	270.9	2.8 x	$182.0	$232.2	$282.5	$332.7	$383.0	
			$5.37	$6.86	$8.34	$9.82	$11.31	
$10.00	338.7	3.1 x	$114.2	$164.5	$214.7	$265.0	$315.2	
			$3.37	$4.86	$6.34	$7.82	$9.31	

Source: Share count based on diluted shares outstanding from Management Treasury Model dated 11/30/12.
Note: Market capitalization calculated using the enterprise value based on 2013E EBITDA of $201.0mm multiplied by the adjusted FY2013E EBITDA multiple, less preliminary net debt of $200.3mm as of 2/28/13, per Management on 3/25/13, less cash used to issue dividends.
(a) Source: EBITDA from Management Treasury Model dated 11/30/12, with certain adjustments for FY2013E EBITDA based on Management guidance.

PETER J SOLOMON COMPANY 34

PRIVATE AND CONFIDENTIAL

Appendix A. Supplemental Information

PRIVATE AND CONFIDENTIAL

Premium Paid Analysis

- Selected 100% cash transactions over the last 6 years with an enterprise value between $500M - $1B (a)

Announced	Seller	Buyer	Deal Value	Enterprise Value	Unaffected Premium to / One-Day Prior	Five-Day Prior	One-Month Prior
Feb-11	Silverleaf Resorts, Inc.	Cerberus Capital Management LP	$102.6	$507.4	72%	84%	145%
Aug-08	SI International, Inc.	Serco Group PLC	425.5	512.8	40%	43%	53%
Oct-10	Actel Corp	Microsemi Corp.	551.9	516.3	30%	22%	50%
May-11	Volcom, Inc.	PPR SA	598.4	517.0	24%	32%	45%
Mar-07	SafeNet, Inc	SafeNet, Inc. /Private Group/	605.8	520.4	2%	4%	21%
Dec-10	Applied Signal Technology, Inc.	Raytheon Co	525.4	520.9	9%	9%	15%
Apr-11	SMART Modular Technologies (WWH), Inc	Silver Lake Group LLC	603.1	523.7	13%	10%	40%
Dec-11	WCA Waste Corp.	Macquarie Group Ltd.	154.1	526.9	30%	31%	36%
Aug-07	Infocrossing, Inc.	Wipro Ltd.	416.2	530.1	5%	7%	11%
Dec-09	FGX International Holdings Ltd.	Essilor International SA	437.0	530.4	10%	24%	40%
Sep-09	GenTek, Inc	American Securities LLC	386.7	538.9	41%	40%	41%
May-07	24/7 Real Media, Inc.	WPP Group PLC	603.6	556.0	4%	9%	39%
Mar-10	Dell Microproducts, Inc.	Avnet, Inc.	248.7	569.6	30%	33%	53%
Dec-07	Claymont Steel Holdings, Inc.	Evraz Group SA	412.8	575.3	7%	3%	15%
Sep-10	Internet Brands, Inc.	Hellman & Friedman LLC	617.9	580.6	47%	35%	29%
Jan-13	Zipcar, Inc	Avis Budget Group, Inc.	490.8	590.0	49%	43%	76%
Jan-11	Pre-Paid Legal Services, Inc.	MidOcean Partners	651.0	601.3	10%	10%	6%
Dec-12	Intermec, Inc.	Honeywell International, Inc.	603.4	601.5	25%	31%	43%
Jun-09	Axsys Technologies, Inc.	General Dynamics Corp.	627.8	601.6	8%	9%	30%
Jun-10	SonicWALL, Inc	Ontario Teachers' Pension Plan Board / Thoma Bravo	633.6	602.1	32%	29%	19%
Mar-07	Stratos Global Corp.	Communications Investment Partners Ltd.	276.9	604.3	21%	22%	48%
Nov-12	Teavana Holdings, Inc.	Starbucks Corp.	598.2	607.0	53%	48%	20%
Apr-12	X-Rite, Inc	Danaher Corp	477.9	617.4	39%	23%	21%
Jan-09	Interwoven, Inc.	Autonomy Corp. PLC	760.5	622.0	37%	25%	47%
May-12	Cost Plus, Inc.	Bed Bath & Beyond, Inc.	494.8	631.0	22%	16%	23%
Jul-11	Ameron International Corp.	National-Oilwell Varco, Inc.	770.9	633.6	28%	27%	31%
Oct-07	Oglebay Norton Co.	L.V.I. Holding NV	520.3	647.3	5%	8%	20%
Apr-07	Inter-Tel (Delaware), Inc.	Mitel Networks Corp.	699.1	664.2	7%	8%	10%
May-07	CT Communications, Inc.	Windstream Corp.	639.2	664.3	46%	48%	21%
Mar-07	Sunterra Corp.	Diamond Resorts LLC	322.3	667.2	7%	36%	33%
Mar-07	Eschelon Telecom., Inc.	Integra Telecom, Inc.	542.6	667.8	17%	20%	30%
Jun-11	Central Vermont Public Service Corp.	Gaz Métro LP	472.3	668.7	2%	3%	54%
Mar-11	Rural/Metro Corp.	Warburg Pincus & Co.	437.8	674.1	37%	39%	10%
Jul-11	SFN Group, Inc.	Randstad Holding NV	686.4	682.5	53%	44%	52%
Jun-07	Color Kinetics, Inc.	Royal Philips Electronics NV	732.3	687.7	14%	25%	58%
Mar-08	BladeLogic, Inc.	BMC Software, Inc.	775.1	695.2	19%	28%	62%
May-12	Standard Microsystems Corp.	Microchip Technology, Inc.	856.6	709.5	41%	41%	46%
Jun-10	Argon ST, Inc.	The Boeing Co.	755.5	713.8	41%	34%	45%
Dec-12	Eloqua, Inc.	Oracle Corp.	809.8	724.4	31%	33%	15%
Oct-09	IPCS, Inc.	Sprint Nextel Corp.	402.6	730.5	34%	35%	43%
May-12	Interline Brands, Inc.	Interline Brands, Inc. /Private Group/	749.9	734.1	42%	41%	23%
Jul-09	SPSS, Inc.	International Business Machines Corp.	922.5	744.7	42%	47%	48%
Mar-12	Great Wolf Resorts, Inc.	Apollo Management LP	162.4	745.2	19%	19%	50%
Jul-08	EnergySouth, Inc.	Sempra Energy	498.9	747.8	23%	30%	19%
Jul-07	Keystone Automotive Industries, Inc.	LKQ Corp.	795.3	774.9	10%	14%	19%
Jul-07	Option Care, Inc. (Illinois)	Walgreen Co.	677.2	780.0	27%	28%	35%
May-12	Charming Shoppes, Inc.	Ascena Retail Group, Inc.	859.1	783.7	25%	25%	27%
Aug-07	Gateway, Inc.	Acer, Inc.	709.4	783.8	57%	45%	12%
Jul-12	BrightPoint, Inc.	Ingram Micro, Inc.	622.5	787.4	66%	97%	78%
Apr-10	Protection One, Inc.	GTCR Golder Rauner LLC	394.2	802.1	13%	24%	48%
Jun-09	Wind River Systems, Inc.	Intel Corp.	884.3	809.7	44%	49%	65%

Source: Alacra.
(a) Excludes certain industry sectors including financial services, insurance, real estate and healthcare companies.

PETER J SOLOMON COMPANY 36

PRIVATE AND CONFIDENTIAL

Premium Paid Analysis

??Selected 100% cash transactions over the last 6 years with an enterprise value between $500M—$1B (a)

Unaffacted Premium to /

Deal Enterprise One-Day Five- Day One-Month Announced Seller Buyer Value Value Prior Prior Prior

Dec-12 TNS, Inc. SIRIS Capital Group LLC $513.2 $828.5 44% 42% 45% Mar-10 BWAY Holding Co. Madison Dearborn Partners LLC 448.3 829.9 15% 15% 25% May-07 Stride Rite Corp. Payless ShoeSource, Inc. 753.3 831.9 35% 39% 35% Aug-10 Superior Well Services, Inc. Nabors Industries Ltd. 681.5 847.4 21% 14% 35% Nov-10 Art Technology Group, Inc. Oracle Corp. 948.7 889.8 46% 37% 54% Aug-10 Cogent, Inc. 3M Co. 930.5 912.5 18% 20% 17% Oct-12 Ceradyne, Inc. 3M Co. 860.6 916.5 43% 40% 44% Aug-12 TPC Group, Inc. First Reserve Corp. / SK Capital Management LLC 705.5 918.2 14% 12% 21% Oct-07 United Industrial Corp. Textron, Inc. 801.9 933.7 7% 6% 19% Jul-12 Peet’s Coffee & Tea, Inc. Joh. A. Benckiser GmbH 967.7 935.3 29% 37% 22% Apr-11 Epicor Software Corp. Apax Partners LLP 801.9 945.3 11% 18% 20% Apr-10 Palm, Inc. Hewlett-Packard Co. 961.9 976.6 23% 17% 6%

Mean 27% 29% 36% Median 25% 28% 35%

Source: Alacra.

(a)	Excludes certain industry sectors including financial services, insurance, real estate and healthcare companies.

PRIVATE AND CONFIDENTIAL

WACC

Comparable Companies Assumptions

Current Net Debt/ Risk Free Rate of Return (e) 1.93% Levered Market Unlevered Market Risk Premium (f) 6.70% Name Beta (b) Equity (c) Beta (d) Size Premium (f) (g) 2.70% American Greetings Corp. (a) 1.265 46.6% 0.971 Marginal Tax Rate (h) 35.00%

CSS Industries Inc. 1.043 — 1.043 Blyth, Inc. 1.525 — 1.525 Shutterfly, Inc. 1.095 — 1.095 1-800-Flowers.com Inc. 1.502 — 1.502 CafePress Inc. 1.418 — 1.418 Iconix Brand Group, Inc. 1.410 40.2% 1.118 Cherokee Inc. 1.121 9.8% 1.054 Meredith Corporation 1.257 20.6% 1.108 Barnes & Noble, Inc. 0.961 — 0.961 hhgregg, Inc. 1.065 — 1.065 Best Buy Co., Inc. 1.186 6.0% 1.141 GameStop Corp. 1.005 — 1.005

Mean (Excluding American Greetings Corp. (a)) 1.216 6.4% 1.170 Median (Excluding American Greetings Corp. (a)) 1.154 0.0% 1.102

American Greetings Corp. (a) Observed Weighted Average Cost of Capital (i)

Capital Structure Cost of Equity Cost of Debt Net Debt/ Net Debt/ Unlevered Levered Cost of Before After

Based on: Capital Equity Beta Beta (j) Equity (k) Tax Tax WACC Company Beta and Company D/E 31.8% 46.6% 0.971 1.265 13.1% 7.38% 4.79% 10.5% Median Beta of Comps and Company D/E 0.0% 0.0% 1.095 1.095 12.0% 5.45% 3.54% 12.0% Median Beta of Comps and D/E of Comps 0.0% 0.0% 1.102 1.102 12.0% 5.45% 3.54% 12.0%

Sensitivity to Capital Structure and Rates

Cost of Equity Weighted Average Cost of Capital Net Debt/ Net Debt/ Unlevered Levered Cost of Pre-Tax Cost of Debt

Capital Equity Beta (l) Beta (j) Equity (k) 6.0% 7.0% 8.0% 9.0% 10.0% 11.0% 12.0%

0% 0.0% 1.102 1.102 12.0% Capital 0% 12.0% 12.0% 12.0% 12.0% 12.0% 12.0% 12.0% 10% 11.1% 1.102 1.181 12.5% 10% 11.7% 11.7% 11.8% 11.9% 11.9% 12.0% 12.1% 20% 25.0% 1.102 1.281 13.2% 20% 11.3% 11.5% 11.6% 11.7% 11.9% 12.0% 12.1% 30% 42.9% 1.102 1.409 14.1% t / 30% 11.0% 11.2% 11.4% 11.6% 11.8% 12.0% 12.2% 40% 66.7% 1.102 1.579 15.2% eb 40% 10.7% 10.9% 11.2% 11.5% 11.7% 12.0% 12.2% 50% 100.0% 1.102 1.818 16.8% D 50% 10.4% 10.7% 11.0% 11.3% 11.7% 12.0% 12.3% 60% 150.0% 1.102 2.176 19.2% Net 60% 10.0% 10.4% 10.8% 11.2% 11.6% 12.0% 12.4% 70% 233.3% 1.102 2.773 23.2% 70% 9.7% 10.1% 10.6% 11.1% 11.5% 12.0% 12.4%

(a) Care’s financials and market data as of 9/25/12 (unaffected date). (g) Size premium of 2.70% for companies with market capitalizations between $254.6mm and $514.2mm. (b) Source: Bloomberg 5-year adjusted weekly beta as reported on March 25, 2013. (h) Marginal U.S. Corporate Tax Rate.

(c) Assumes book value of debt approximates market value. (i) WACC = (Net Debt/Capital) * After-Tax Cost of Debt + (Equity/Capital) * Cost of Equity. (d) Unlevered Beta = Levered Beta / {1+(Net Debt/Market Equity)*(1-Tax Rate)}. (j) Relevered Beta = Unlevered Beta * {1+(Net Debt/Equity)*(1-Tax Rate)}.

(e) 10-year Treasury Note yield as of March 25, 2013. (k) Cost of Equity = Risk Free Rate + (Relevered Beta * Market Risk Premium) + Size Premium. (f) Source: Ibbotson 2013 Yearbook. (l) Median Unlevered Beta of Comps.

PRIVATE AND CONFIDENTIAL

Select Public Company Analysis

(Amounts in Millions, Except for Per Share Amounts)

MARKET DATA Closing Premium (Discount) Enterprise Value as a Multiple of: P/E Multiple: Price on to 52 Week Equity Enterprise LTM LTM CY2012 LTM CY2013 Selected Companies 3/25/13 High Low Value Value (e) Revenue Revenue EBIT EBITDA Revenue (f) EBIT (f) EBITDA (f) EPS EPS (f) Care—Unaffected (a) $14.34 (26.5) % 14.7% $500.6 $719.0 $1,708.2 42.1% 4.9 x 3.7 x 39.1% 4.6 x 3.6 x NA 5.6 x Care—Current (b) 16.24 (6.6) 28.3 554.7 755.0 1,750.0 43.1 5.7 4.2 41.0 4.9 3.8 NA 6.3

CSS Industries Inc. 25.19 — 39.5 238.5 185.1 371.7 49.8 6.0 4.8 49.8 6.0 4.8 11.8 NA Blyth, Inc. 16.91 (62.9) 25.7 280.0 343.8 1,179.5 29.1 3.6 3.2 29.1 3.6 3.2 6.7 x NA

Social Expression Median (c) (31.4) % 32.6% 39.5% 4.8 x 4.0 x 39.5% 4.8 x 4.0 x 9.2 x NA Social Expression Mean (c) (31.4) 32.6 39.5 4.8 4.0 39.5 4.8 4.0 9.2 NA

Social Expression High (c)—39.5 49.8 6.0 4.8 49.8 6.0 4.8 11.8 NA Social Expression Low (c) (62.9) 25.7 29.1 3.6 3.2 29.1 3.6 3.2 6.7 NA

Quad/Graphics, Inc. 24.18 (1.0) 124.7 1,163.8 2,457.4 4,094.0 60.0 10.9 4.4 60.0 10.9 4.4 9.2 11.5 R.R. Donnelley & Sons Company 11.76 (11.3) 37.1 2,124.2 5,148.0 10,221.9 50.4 6.9 4.2 50.4 6.9 4.2 6.3 7.4 Scholastic Corporation 26.29 (29.3) 0.9 841.2 799.3 1,968.8 40.6 6.3 4.0 40.6 6.3 4.0 11.2 9.3

Print Media Median (c) (11.3) % 37.1% 50.4% 6.9 x 4.2 x 50.4% 6.9 x 4.2 x 9.2 x 9.3 x Print Media Mean (c) (13.9) 54.2 50.3 8.0 4.2 50.3 8.0 4.2 8.9 9.4 Print Media High (c) (1.0) 124.7 60.0 10.9 4.4 60.0 10.9 4.4 11.2 11.5 Print Media Low (c) (29.3) 0.9 40.6 6.3 4.0 40.6 6.3 4.0 6.3 7.4

PagesJaunes Groupe 2.32 (37.1) 41.7 643.3 2,863.8 1,372.5 208.7 5.5 5.0 208.7 5.5 5.0 3.3 3.3 Eniro AB 1.74 (29.5) 54.4 174.5 599.2 613.6 97.7 7.3 3.8 97.7 7.3 3.8 4.4 3.8 Yellow Media Limited 9.89 (3.4) 75.8 276.4 1,041.5 1,083.5 96.1 2.3 2.0 96.1 2.3 2.0 NM NM

Directories Median (c) (29.5) % 54.4% 97.7% 5.5 x 3.8 x 97.7% 5.5 x 3.8 x 3.8 x 3.5 x Directories Mean (c) (23.3) 57.3 134.1 5.0 3.6 134.1 5.0 3.6 3.8 3.5 Directories High (c) (3.4) 75.8 208.7 7.3 5.0 208.7 7.3 5.0 4.4 3.8 Directories Low (c) (37.1) 41.7 96.1 2.3 2.0 96.1 2.3 2.0 3.3 3.3

Shutterfly, Inc. 43.39 (3.8) 82.7 1,624.7 1,379.6 640.6 215.3 29.8 10.3 215.3 29.8 10.3 62.0 NM 1-800-Flowers.com Inc. 5.05 (1.0) 79.1 326.9 321.7 733.1 43.9 14.5 6.8 43.9 14.5 6.8 19.2 18.7 CafePress Inc. 6.08 (68.3) 23.8 105.2 65.4 217.8 30.1 19.2 3.7 30.1 19.2 3.7 41.7 35.8

Selected E-Commerce Median (c) (3.8) % 79.1% 43.9% 19.2 x 6.8 x 43.9% 19.2 x 6.8 x 41.7 x 27.2 x Selected E-Commerce Mean (c) (24.3) 61.9 96.4 21.2 7.0 96.4 21.2 7.0 41.0 27.2 Selected E-Commerce High (c) (1.0) 82.7 215.3 29.8 10.3 215.3 29.8 10.3 62.0 35.8 Selected E-Commerce Low (c) (68.3) 23.8 30.1 14.5 3.7 30.1 14.5 3.7 19.2 18.7

Iconix Brand Group, Inc. 25.80 — 77.6 1,702.7 2,473.0 353.8 699.0 11.5 11.1 699.0 11.5 11.1 15.2 12.2 Cherokee Inc. 14.03 (7.5) 26.9 117.8 128.8 26.5 485.2 10.9 9.6 NA NA NA 16.1 13.8 Meredith Corporation 37.22 (15.8) 36.8 1,651.3 1,991.6 1,434.8 138.8 9.1 7.6 138.8 9.1 7.6 13.3 14.4

Licensing Median (c) (7.5) % 36.8% 485.2% 10.9 x 9.6 x 418.9% 10.3 x 9.3 x 15.2 x 13.8 x Licensing Mean (c) (7.8) 47.1 441.0 10.5 9.4 418.9 10.3 9.3 14.9 13.5 Licensing High (c)—77.6 699.0 11.5 11.1 699.0 11.5 11.1 16.1 14.4 Licensing Low (c) (15.8) 26.9 138.8 9.1 7.6 138.8 9.1 7.6 13.3 12.2

Barnes & Noble, Inc. (d) 13.51 (34.9) 25.3 809.3 1,158.6 7,156.9 16.2 NM 5.2 16.4 NM 5.9 NM NM hhgregg, Inc. 11.06 (7.0) 86.2 369.0 353.5 2,490.9 14.2 6.9 3.9 14.2 6.9 3.9 8.6 14.4 Best Buy Co., Inc. 23.20 (15.2) 105.5 7,843.6 8,967.6 49,621.0 18.1 6.0 3.7 18.1 6.0 3.7 12.8 10.7 GameStop Corp. 25.38 (8.8) 61.3 3,104.3 2,737.9 8,903.8 30.7 4.5 3.5 31.2 4.4 3.4 27.2 7.4

Selected Low-Growth Retail Median (c) (12.0) % 73.8% 17.1% 6.0 x 3.8 x 17.2% 6.0 x 3.8 x 12.8 x 10.7 x Selected Low-Growth Retail Mean (c) (16.5) 69.6 19.8 5.8 4.1 20.0 5.8 4.2 16.2 10.8 Selected Low-Growth Retail High (c) (7.0) 105.5 30.7 6.9 5.2 31.2 6.9 5.9 27.2 14.4 Selected Low-Growth Retail Low (c) (34.9) 25.3 14.2 4.5 3.5 14.2 4.4 3.4 8.6 7.4

Note: All operating data has been adjusted to exclude unusual and extraordinary items. LTM and Calendar Year 2012 (CY12) EBITDA for Selected E-Commerce companies excludes stock-based compensation expense as guided by Wall Street research and public filings.

Note: For purposes of comparability, Care’s CY13E financials (fiscal year ended 2/28/13) are treated as CY12 (calendar year ending December 31, 2012).

(a) Care – Unaffected assumes Care’s share price of $14.34 as of 9/25/12 and net debt as of 8/24/12 of $218.4mm. Pre-Initial Offer LTM EBITDA of $192.4mm as of 8/24/12 based on public filings and with certain adjustments based on Management guidance. FY2013E EBITDA of $201.0mm based on Management Treasury Model dated 11/30/12, with certain adjustments based on Management guidance. Diluted share count as of 7/2/12. (b) Care – Current assumes Care’s share price of $16.24 as of 3/25/13 and preliminary net debt of $200.3mm for FY2013 (2/28/13), per Management on 3/25/13. LTM EBITDA of $178.4mm as of 11/23/12 based on public filings and with certain adjustments based on Management guidance. FY2013E EBITDA of $201.0mm based on Management Treasury Model dated 11/30/12, with certain adjustments based on Management guidance. Assumes diluted share count including restricted stock units and performance shares and treasury stock method of options exercisable. Includes restricted stock units anticipated to be awarded in May 2013, per Management guidance.

(c)	Excludes Care.
(d)	Barnes & Noble multiple as of 2/22/13, prior to announcement of potential sale of Retail Business.

(e) Enterprise value represents equity value plus book values of total debt, including preferred stock and minority interest less cash. Care – Unaffected enterprise value assumes net debt of $218.4 as of 8/24/12. (f) Source of projected EPS, EBIT, EBITDA and Revenue: ThomsonReuter’s median estimate of Wall Street analysts as of 3/25/13. Care – Unaffected EPS based on research estimates as of 6/29/12.